N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS                 ALBANY, NY 12231-0001

                                                                    EXHIBIT 3.93

                                 FILING RECEIPT
================================================================================
ENTITY NAME: SOHO HO LLC

DOCUMENT TYPE: ARTICLES OF ORGANIZATION (DOM LLC)                   COUNTY: NEWY

SERVICE COMPANY: ESQUIRE CORPORATE NETWORKS, INC.             SERVICE CODE: 17 *

================================================================================
FILED: 05/21//1999 DURATION: 12/31/2039 CASH#:990521000859 FILM #:990521000848

ADDRESS FOR PROCESS                                                   EXIST DATE
-------------------                                                   ----------
C/O THE LLC                                                           05/21/1999
623 BROADWAY
NEW YORK, NY 10012

REGISTERED AGENT
----------------


                  [STATE OF NEW YORK DEPARTMENT OF STATE SEAL]


THIS FILING HAS AN ASSOCIATED PUBLICATION REQUIREMENT. THE NEWSPAPERS IN WHICH THIS PUBLICATION IS TO BE MADE ARE DESIGNATED BY THE COUNTY CLERK OF THE COUNTY IN WHICH THE ENTITY'S OFFICE IS LOCATED. CONTACT THE RESPECTIVE COUNTY CLERK FOR FURTHER INFORMATION.

================================================================================

FILER                                FEES        210.00      PAYMENTS     210.00
-----                                ----                    --------
                                     FILING      200.00      CASH           0.00
JODIE SKIBINSKY                      TAX           0.00      CHECK          0.00
ESQUIRE CORPORATE NETWORKS           CERT          0.00      CHARGE         0.00
41 STATE STREET, SUITE 515           COPIES       10.00      DRAWDOWN       0.00
ALBANY, NY 12207                     HANDLING      0.00      BILLED       210.00
                                                             REFUND         0.00
                                                             ------

================================================================================

                                                                        ESQ - 17

                            ARTICLES OF ORGANIZATION

                                  SOHO HO LLC

             under Section 203 of the Limited Liability Company Law

     (1) The name of the Limited Liability Company is:

                                  SOHO HO LLC

     (2) The county within this state in which the office of the Limited Liability Company is to be located is New York.

     (3) The latest date on which the Limited Liability Company is to dissolve is December 31, 2039.

     (4) The Secretary of State of the State of New York is designated as the agent of the Limited Liability Company upon whom process against it may be served, and the post office address, within or without this state, to which the Secretary of State shall mail a copy of any process against the Limited Liability Company served upon him or her is:

                                  C/O The LLC
                                  623 Broadway
                            New York, New York 10012

     (5) The Limited Liability Company is to be managed by one (1) or more managers.

     (6) The Limited Liability Company shall have the power to indemnify, to the fullest extent permitted by the LLCL, as it may be amended, from time to time, all persons whom it is permitted to indemnify pursuant thereto.

Dated: May 21, 1999

                      CRUNCH A.P. CORP., MANAGER, ORGANIZER

                               By:
                                   s/ Douglas Levine
                                   ------------------------
                                        Douglas Levine
                                          President

                                                                          ESQ-17

                          ARTICLES OF ORGANIZATION OF

                                  SOHO HO LLC

             under Section 203 of the Limited Liability Company Law






















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                                            Filed By: Jodie Skibinsky
                                                      Esquire Corporate Networks

                                                      41 State Street, Suite 515
                                                      Albany, New York 12207

BILLED